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                                                                    Exhibit 99.1


                                    AMENDMENT

            THIS AMENDMENT dated as of July 13, 2002 (the "Effective Date") is made by and between Pfizer Inc. ("PFIZER") and Pharmacia Corporation and G.D. Searle LLC (together, "PHARMACIA") (collectively, the "Parties").

            WHEREAS, the Parties entered into a certain Global Agreement (Celecoxib and Second Generation) dated February 18, 1998 as from time to time amended or supplemented ("Global Agreement");

            WHEREAS, PFIZER, Pilsner Acquisition Sub Corp. and PHARMACIA have entered into an Agreement and Plan of Merger, dated as of July 13, 2002 (the "Merger Agreement");

            WHEREAS, the Parties wish to amend certain sections of the Global Agreement.

            NOW, THEREFORE, the Parties agree as follows:

            1. Upon the occurrence of (1) the obligation of PHARMACIA to pay to PFIZER a Termination Fee (as such term is defined in the Merger Agreement) in accordance with Section 7.2(b) of the Merger Agreement and (2) the consummation of the Business Combination (as such term is defined in the Merger Agreement) that caused the Termination Fee to become due and payable (the "Amendment Event"), Section 3.2(a) of the Global Agreement will be deleted and replaced with the following:

                  "(a) Promptly after the Effective Date PFIZER shall appoint three (3) representatives and PHARMACIA shall appoint two (2) representatives to the EMC. PFIZER shall appoint its President of Pfizer Pharmaceuticals Group, its President of U.S. Pharmaceuticals and its Senior Vice President of Science and Technology and PHARMACIA shall appoint its President, Global Prescription Business and its Chief Scientific Officer as its representatives. PFIZER shall also designate the chairperson of the EMC, which designation may be changed by PFIZER at any time. A party may change any of its representatives at any time if a new person is appointed to any of the foregoing positions by giving written notice to the other party."

            2. Sections 3.3 (Collaboration Steering Committee), 3.4 (Operations Management Committee), 3.6 (Global Commercialization Committee), 3.8 (Development Committee), 3.10 (Regulatory Committee), 3.12 (Country Commercialization Committees) contain a sentence addressing the designation of the chairperson of the respective subcommittees. Upon the occurrence of an Amendment Event, such sentence in the respective Sections listed in the prior sentence shall be amended, in each case, as follows: "PFIZER will designate the chairperson of the [subcommittee name], which designation may be changed by PFIZER at any time."
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            3.    Upon the occurrence of an Amendment Event, the penultimate sentence in Section 3.9 (DC Responsibilities) that reads "Based on the recommendations in each Development Plan, PHARMACIA may elect to have PFIZER, with its consent, undertake certain development activities" shall be deleted and the following substituted therefor: "Based on recommendations in each Development Plan, PFIZER may elect to have PHARMACIA, with its consent, undertake certain development activities."

            4. Except as modified herein, all of the terms and conditions of the Global Agreement shall remain in full force and effect.

            5. Terms and expressions defined in the Global Agreement shall have the same meaning in this Amendment.

            IN WITNESS WHEREOF, the Parties have signed this Amendment as of the Effective Date.

                                       PFIZER INC.


                                       By: /s/ Henry A. McKinnell
                                          -------------------------------------
                                          Name:  Henry A. McKinnell, Ph.D.
                                          Title: Chief Executive Officer



                                       PHARMACIA CORPORATION
                                       and
                                       G.D. SEARLE LLC


                                       By: /s/ Fred Hassan
                                          -------------------------------------
                                          Name:  Fred Hassan
                                          Title:






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